UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 25, 2006

Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive
North Miami Beach, Florida 33179
(Address of Principal Executive Offices) (Zip Code)

(305) 947-1664
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 25, 2006, certain subsidiaries of Equity One, Inc. (“Equity One” or the “Company”) completed a disposition (the “JV Transaction”) of twenty-nine Texas community and neighborhood shopping centers (the “Properties”) pursuant to a Contribution and Sale Agreement (the “Contribution Agreement”) with Texas Retail, LLC, an affiliate of Investcorp International Realty, Inc. (“Investcorp”) in which the Company agreed to sell or contribute the Properties to EQYInvest Texas, LLC, a Delaware limited liability company (the “JV”). In consideration for the sale, Equity One realized net proceeds of approximately $308.7 million and has received a 20% interest in the JV. In addition, an affiliate of the Company has entered into a Management Agreement pursuant to which the Company manages and leases the Properties on behalf of the JV. The JV acquired the Properties for a total consideration of approximately $387.2 million. Contemporaneously with the closing and in order to fund a portion of the cash consideration, the JV obtained financing in an aggregate amount of approximately $312.2 million which was secured by a mortgage interest in the Properties. The Company will not receive any contingent consideration for the sale. The Company has guaranteed the JV an operating return based on certain predetermined targets for the first twelve months following the sale, which will require the Company to pay to the JV an amount of up to $2.0 million in the event that the JV does not achieve its targeted operating returns, and has agreed to fund remaining construction costs to complete various projects in an amount up to $2.5 million.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Pro Forma financial information

The following proforma financial information with respect to the JV Transaction is filed as Exhibit 99.2 hereto:

▪	Unaudited Consolidated Proforma Balance Sheet as of December 31, 2005

▪	Unaudited Consolidated Proforma Statement of Operations for the Year Ended December 31, 2005

▪	Notes to Unaudited Proforma Consolidated Financial Statements

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EXHIBITS

Exhibit	Description

99.1	Equity One, Inc. press release dated April 26, 2006, regarding the closing of the JV Transaction

99.2	Unaudited proforma financial information reflecting the closing of the JV Transaction

99.3	Contribution and Sale Agreement dated March 24, 2006, between Equity One, Inc., and subsidiaries and Investcorp International Realty, Inc.

99.4	First amendment to Contribution and Sale Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 1, 2006	EQUITY ONE, INC.
By: /s/ Howard Sipzner
Executive Vice President and
Chief Financial Officer

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